                                                                    Exhibit 10.1

        AUSPEX SYSTEMS, INC. OR SUBSIDIARY CORPORATION (HEREIN "AUSPEX")
                         AUTHORIZED RESELLER AGREEMENT

This Agreement is effective on the date fully executed below, between AUSPEX SYSTEMS, INC., a U.S.A., Delaware Corporation, (Herein "AUSPEX") and Net Brains, Inc., a Texas Corporation (herein "RESELLER").

If RESELLER is APPOINTED BY AN AUSPEX SUBSIDIARY CORPORATION, the Subsidiary Name, and Financial Address shall be inserted in place of AUSPEX Systems, Inc., below.

The Notice address shall remain AUSPEX Systems, Inc. with copy provided also to AUSPEX Subsidiary Corporation.

AUSPEX SYSTEMS, INC.                     NET BRAINS, INC.
2800 Scott Boulevard                     10801 Roaring Brook Lane
Santa Clara, CA 95050-2516               Houston, TX 77024
Telephone (408) 566-2000                 Telephone: (713) 464-7077
Facsimile: (408) 566-2020                Facsimile: (713) 463-5416
www. AUSPEX.com                          www.net-brains.com

FINANCIAL ADDRESS

AUSPEX SYSTEMS, INC.                     NET BRAINS, INC.
Dept 33097 P.O. 39000                    10801 Roaring Brook Lane
San Francisco, CA 94139-3097             Houston, TX 77024
Telephone (408) 566-2000                 Telephone: (713) 464-7077
Facsimile: (408) 566-2020                Facsimile: (713) 463-5416

NOTICE DELIVERY ADDRESS

AUSPEX SYSTEMS, Inc.                     NET BRAINS, INC.
2800 Scott Boulevard                     10801 Roaring Brook Lane
Santa Clara, CA 95050-2516               Houston, TX 77024
Telephone (408) 566-2000                 Telephone: (713) 464-7077
Facsimile: (408) 566-2020                Facsimile: (713) 463-5416
Attention: Chief Financial Officer       Attn: David Andrews

In Witness Thereof, the parties          Agreed to:
have executed this Agreement by
their duly authorized representatives.

AUSPEX                                   NET BRAINS, INC.
Name: J. Michael Carrigan                Name: David Davis Andrews
     -----------------------------            -----------------------------

Signature: /s/ J. MICHAEL CARRIGAN       Signature: /s/ DAVID DAVIS ANDREWS
          ------------------------                 ------------------------

Title: VICE PRESIDENT                    Title: PRESIDENT
       ---------------------------              ---------------------------

Date:  9/9/01                            Date:  9/4/2001
     -----------------------------            -----------------------------
("AUSPEX")                               ("RESELLER")

Exhibits and Attachments include:

Attachment I that delineates Territory and Applicable Price List

Exhibit A is AUSPEX Price List or AUSPEX Quotation separately provided for any specific Order hereunder

Exhibit B is sample of AUSPEX Shrink-wrap Right-To-Use Software License that Reseller is obliged to pass through to End-USER

Exhibit C is Bank Wire Transfer Information for AUSPEX Systems, Inc. or AUSPEX Subsidiary Corporation as appropriate

Exhibit D is Reference Referral Form that may apply to certain circumstances

APPOINTMENT OF RESELLER:

By this Agreement (including all Exhibits and Attachments) AUSPEX makes and NET BRAINS, INC. accepts, the appointment of RESELLER as an authorized, limited, non-exclusive RESELLER of the AUSPEX Products, i.e. those Products developed and/or manufactured by AUSPEX, and the licensing of AUSPEX Software to End Users solely in accordance with the terms and conditions of this Agreement with pricing based on the then current applicable price list for the Territory and/or duration or specific Order(s) as agreed in Attachment 1. End-User means a customer that is an individual, corporation or other legal entity which procures or sublicenses the Product(s) from RESELLER hereunder for use in the regular course of its business and not for subsequent distribution or resale.

The parties agree expressly that the relationship between AUSPEX and RESELLER established by this Agreement is that of independent contractors and that AUSPEX reserves the right to market any of its products to any customer in any location, directly or indirectly.

Third Party Products offered for sale by AUSPEX may be excluded from sale by AUSPEX to RESELLER. Moreover, Third party products recommended or certified for use with AUSPEX Products remain subject to the original vendor's express warranties and indemnifications.

1. TAXES. Prices are exclusive of all sales, use, value added, and like taxes. Any such tax as AUSPEX may be required to collect or pay upon the sale or delivery of Products or the licensing of Software, where applicable, shall be paid by RESELLERS to AUSPEX upon receipt of invoice.

2. DELIVERY & INSPECTION. Upon receipt of Customer's purchase order AUSPEX will by Acknowledgement notify Customer of the Scheduled Delivery Date. Unless AUSPEX is notified that a specific carrier or agent is selected by Customer, AUSPEX will ship freight "prepay and bill or charge back" by the most appropriate method: Delivery shall be F.O.B. Sellers plant, or per Incoterms 2000, Free Carrier, Seller's Dock. Title, except to licensed Software, and risk of loss shall pass to RESELLER upon delivery of the Products by AUSPEX to the carrier.

     If local custom requires other delivery terms, the quotation may include freight, insurance, and duties in the price and shall also delineate the terms or risk of loss and title transfer, which quoted terms shall prevail in event of a conflict with delivery terms stated herein.

     Each Product will be deemed delivered at the time when the shipping and receiving document and itemized packing slip is signed off by an authorized agent at the receiving destination as indicated on the purchase order to AUSPEX. Orders shall be deemed accepted if, within fifteen (15) days following receipt of an order, RESELLER has failed to notify AUSPEX in writing of any defect or shortage.

3. TERMS OF PAYMENT. Payment terms are net sixty (60) days from date of invoice. Accounts 60 days and more past due will be subject to a monthly charge at the rate of one and one-half percent (1.5%) per month or, if less, the maximum allowed by applicable law. RESELLERs shall pay AUSPEX a license fee for each Software product as quoted. RESELLER agrees that these fees do not include any rights to additional Software, enhancements, future updates and upgrades or other Software deliverables, which may be available from AUSPEX. Fees for such items will be identified in the then current AUSPEX Product or Maintenance price list. AUSPEX reserves the right to request payment prior to shipment and/or to put any unshipped product on "Ship Hold" pending resolution of credit issues if Customer fails make any payment when due. AUSPEX may require that RESELLER make payment by wire transfer, or establish a letter of credit, which terms and criteria are subject to concurrence of AUSPEX's finance director and will be reflected in Exhibit D hereto.

4. INSTALLATION. If the Product is to be installed by AUSPEX (or designee) as quoted, AUSPEX (or designee) will install it in the agreed-to location provided RESELLER, or RESELLER's End User customer has prepared a suitable installation site in accordance with AUSPEX's instructions.

5.   WARRANTY.

A. HARDWARE. AUSPEX warrants that for a period of one year) commencing on the date of installation, Products shall be free from defects in material and workmanship and when (i) operated in a suitable environment as specified in the appropriate product description and (ii) properly maintained and operated, will perform in accordance with AUSPEX Systems, Inc.'s applicable published specifications. If a Product is found not to meet this standard during the warranty period it will be repaired or, at the option of AUSPEX, replaced.

B. SOFTWARE. AUSPEX warrants that the licensed Software shall substantially conform to its published specifications, as they exist at the date of delivery, for the applicable warranty period which for NS3000 Product Series is one year and for NS2000 and legacy Product(s) is 90 days from the date of delivery. AUSPEX's sole obligation under this warranty shall be limited to using its best efforts to correct such defects and supply Customer with a corrected version of such licensed Software as soon as practical after Customer has notified AUSPEX of such defects. AUSPEX does not warrant that operation of any of the licensed Software shall be interrupted or error free. AUSPEX's warranty obligations shall be void if the licensed Software is modified without written consent of AUSPEX.

C. SUPPORT PROGRAMS. RESELLER will reference sell AUSPEX support and service contracts and/or and RESELLER'S End-User may choose to purchase hardware and Software support services directly from AUSPEX at any time as long as the Product is in normal operating condition and at the AUSPEX-specified minimum hardware and Software revision levels. The cost of such service will be identified in the then current AUSPEX Service Price List. Any service, materials or Software necessary to bring the Product to normal operating condition and/or to the AUSPEX-specified minimum Software revision level (including Field Change Orders) will be provided by AUSPEX at its then current time and materials rates.

     CHANGES IN THE PRODUCT NOT APPROVED BY AUSPEX SHALL VOID THIS WARRANTY. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

     THE FOLLOWING STATEMENT APPLIES WHERE LOCAL LAW REQUIRES:

FOR THE AVOIDANCE OF DOUBT, CUSTOMER EXPRESSLY AGREES THIS IS NOT A CONSUMER CONTRACT FOR SALE OR HIRE PURCHASE AND THAT THE ABOVE EXCLUSIONS ARE REASONABLE.

6.   SOFTWARE LICENSE.  The Operating System related Software and other
     AUSPEX Software products are provided pursuant to license agreements, which accompany the Software, RESELLER agrees to pass through the software and licenses exactly as ordered and received from AUSPEX. Each End-User license granted pursuant to these license agreements is limited to use of the applicable Software on the AUSPEX machine or node for which appropriate fees have been paid.

     License to use. If required as part of the Agreement with RESELLER, AUSPEX grants RESELLER a non-exclusive, nontransferable license, without right of sub license, to use the Software solely for the purpose of (i) assisting RESELLER's end user customers in installing such Software, (ii) demonstrating Products to potential customers and (iii) supporting and maintaining the Software for its customers. In such circumstances, RESELLER's use of such Software shall also be subject to the terms and conditions of AUSPEX's end user license agreement accompanying such Software.

7. CANCELLATION CHARGE. In the event RESELLER cancels or otherwise causes a cancellation of a purchase order, or any part thereof, within seven (7) days prior to the Scheduled Delivery Date, RESELLER agrees to pay to AUSPEX as a cancellation charge at AUSPEX's option, (i) five percent (5%) of the list price of the canceled Product, such charge having been agreed upon not as a penalty but as a result of the difficulty of computing actual damages.

8. PRODUCT SPECIFICATIONS. AUSPEX reserves the right, without prior approval from or notice to RESELLER, to make changes in the specifications and/or modification to the Products provided that such changes/modifications do not materially adversely affect overall product performance. As is customary in the computer industry, some components may be reused within the sales process; any such remanufactured components or Products are warranted as new.

9. INFRINGEMENT INDEMNIFICATION. AUSPEX will defend or settle at its expense and will pay the costs and damages finally awarded in any action brought against RESELLER or its customers alleging that the AUSPEX Products sold pursuant hereto, or any of their parts manufactured by AUSPEX, infringe a Berne Convention country patent, or copyright in effect at the time of sale, provided that RESELLER (i) promptly notifies AUSPEX in writing of such action, (ii) provides AUSPEX with all reasonable assistance for the defense or settlement of such action, and (iii) grants to AUSPEX sole authority and control for the defense or settlement of such action. If a final injunction is obtained against RESELLER in such action, AUSPEX will, at AUSPEX's option and expense, either (i) procure for RESELLER the right to continue using such Product or part, (ii) replace or modify such Product or part so that it becomes non-infringing, or (iii) remove such Product or part and refund to RESELLER the purchase price, as depreciated, and transportation costs. AUSPEX shall not have any liability to RESELLER and RESELLER shall defend and hold AUSPEX harmless against any expense, judgment, or loss if the alleged infringement is based on the use of such Product or part with products not manufactured by AUSPEX, if the alleged infringement is based on modification of such Product or part other than by AUSPEX, or if the alleged infringement is based on AUSPEX's compliance with RESELLER's design, specifications or instructions. Except for the indemnity for third party claims as stated herein, in no event shall AUSPEX's total liability to RESELLER under this paragraph exceed the sum paid to AUSPEX by RESELLER for the allegedly infringing Product.

10. CONFIDENTIAL INFORMATION. In the performance of this Agreement, AUSPEX and RESELLER may disclose to each other certain information, which is identified as "confidential," "proprietary" or in a similar manner ("Confidential Information"). Each party agrees that it shall not disclose Confidential Information to any third party, and that it shall use Confidential Information only for the purpose of the Agreement and limit internal disclosure of Confidential Information to those employees who have a need to know and who have been made aware of the obligations under this section concerning such Confidential Information.

11. OWNERSHIP. Title to all copyrights, patents, trademarks, trade names and trade secrets contained in the Products and any documentation provided with the Products, as well as any software contained within the Products, will at all times remain with AUSPEX or its suppliers, as applicable. RESELLER is expressly prohibited from reverse engineering, reverse assembling, and/or decompiling of the AUSPEX Products for any purposes whatsoever.

12. USE OF TRADEMARK AND PUBLICITY. RESELLER will cause to appear in any advertisement, publication, public presentation, and external correspondence the appropriate designation for AUSPEX products, either (c) or (R) or TM, as applicable, for all copyrights and trademarks related to AUSPEX Products. AUSPEX expressly prohibits any direct or indirect use, reference to, or other employment of its name, trademarks, or trade names, except as expressly provided for in this Agreement.

     RESELLER will make no public press release or statement covering this Agreement or the subject matter hereof without first obtaining AUSPEX prior consent which consent will be evidenced by each party having an appropriate corporate officer affix his/her signature to the text of the proposed release.

13. LIMITATION OF LIABILITY. This Agreement allocates the risks of the marketing, sales and use of the Products between AUSPEX and RESELLER. AUSPEX and RESELLER recognize and acknowledge such allocation as fair and adequately reflected in the purchase price of the Hardware and license fees for Software provided under this Agreement.

     EXCEPT AS OTHERWISE PROVIDED FOR BY THOSE EXPRESS WARRANTIES AND INDEMNIFICATION PROVISIONS HEREIN, AUSPEX'S MAXIMUM LIABILITY ARISING OUT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY AND ALL CLAIMS COMBINED SHALL NOT EXCEED THE TOTAL SUMS RECEIVED BY AUSPEX AS PURCHASE PRICES OR LICENSE FEES FOR PRODUCTS PROVIDED UNDER THIS AGREEMENT. EXCEPT WHERE EXPRESSLY PROHIBITED BY LAW, THESE LIMITATIONS SHALL APPLY NOT WITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

     IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR LOSS OF PROFIT, LOSS OF USE, LOSS OF DATA, COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS OR SERVICES OR ANY SPECIAL, INDIRECT, PUNITIVE, CONSEQUENTIAL OR INCIDENTAL DAMAGES, UNDER ANY CAUSE OF ACTION AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO EITHER PARTY'S BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH ABOVE OR TO RESELLER EXCEEDING THE SCOPE OF ITS AUTHORITY OR THE LICENSES IN EXHIBIT B. THE PARTIES ACKNOWLEDGE THAT NOTHING IN THIS SECTION SHALL LIMIT A PARTY'S OBLIGATION TO PAY AMOUNTS ALREADY DUE AND OWING TO THE OTHER PARTY.

     CLAIMS BY EITHER PARTY FOR CONTRIBUTION FROM THE OTHER PARTY FOR THIRD-PARTY BODILY INJURY, PROPERTY DAMAGE, OR LOSS IS NOT WAIVED, RELEASED, OR DISCLAIMED.

14. FORCE MAJEURE. Neither party shall be responsible for its failure to perform or be liable for any damages or penalty for delay or failure to give notice due to causes beyond its reasonable control, such as acts of God, fire, theft, war, riot, embargoes, acts of civil or military authorities, including delays due to recognized industrial shortages. If delivery of Product(s) is delayed by such interference, the schedule shall be extended on a day-for-day basis up to sixty (60) days, after which RESELLER shall have the right to cancel its Order that was so affected without obligation.

15. EXPORT. Regardless of any disclosure made by RESELLER to AUSPEX of an ultimate destination of Products, RESELLER warrants that RESELLER will not export, either directly or indirectly, any Product without first obtaining any and all necessary approvals from the U.S. Department of Commerce or any other agency or department of the United States Government as required.

16. ASSIGNMENT. RESELLER shall not assign this contract without prior written approval of AUSPEX, and any attempt to assign any rights, duties or obligations hereunder without such approval shall be void.

17. WAIVER. Waiver of any breach or failure to enforce any term of this contract shall not be deemed a waiver of any other breach or right to enforce that may thereafter occur.

18. ORDER AND ACCEPTANCE. All orders for Products submitted by RESELLER shall be initiated by written purchase orders sent to AUSPEX which purchase orders shall set forth the Product number, Product description, quantity, requested shipment date, method of shipment, list price, purchase price (after discount) and a description of any other cost items included within such order (e.g. freight and customs duty). To facilitate AUSPEX's production scheduling, RESELLER shall endeavor to submit purchase orders to AUSPEX at least thirty (30) days prior to the requested shipment date. If orders are received with less than thirty (30) days prior to requested ship date, AUSPEX will use reasonable efforts to meet the requested date. All purchase orders are subject to acceptance by AUSPEX as confirmed by AUSPEX forwarding an Acknowledgement to RESELLER. No order shall be binding upon AUSPEX until accepted by AUSPEX in writing, and AUSPEX shall have no liability to RESELLER with respect to purchase orders that are not accepted. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order.

     AUSPEX will recognize special circumstances that are expressly stated and agreed between the Parties hereto, such as, for example, RESELLER requesting a direct shipment to the End-User, provided that such requests are clearly documented on the purchase order and are expressly agreed between authorized representatives of all Parties. Except for those specially authorized circumstances, no other terms shall be affected.

19. ENTIRE AGREEMENT. This Agreement, including Attachments and Exhibits, shall constitute the entire agreement between AUSPEX and RESELLER. Any revisions or additions thereto shall be in writing and executed by an authorized representative of the parties, which for AUSPEX shall include an authorized representative of its corporate or subsidiary offices. Contracts formed by AUSPEX Systems, Inc. shall be governed in the United States, by the laws of the State of California without reference to conflicts of law principles. Contracts formed by AUSPEX Subsidiary Corporations shall be governed by the laws of the country where the Subsidiary is located, without reference to conflicts of law principles.

     The licenses, indemnities, representations, warranties and confidentiality terms herein and payment of monies due and owing to the other party shall survive this Agreement.

20. GOVERNING LAW. Contracts formed by AUSPEX Systems, Inc. shall be governed in the United States, by the laws of the State of California without reference to conflicts of law principles. Contracts formed by AUSPEX Subsidiary Corporations shall be governed by the laws of the country where the Subsidiary is located, without reference to conflicts of law principles.

21. DISPUTE RESOLUTION. Any dispute, controversy, or claim arising directly under the express terms herein that is not resolved by direct discussion between the senior management of both parties within 30 days following notice of said dispute, shall be referred either to an impartial mediator, or for arbitration to either the American Arbitration Board or the United Nations (UN) Convention on contracts for the International Sale of Goods
     (CISG). Any such mediation or arbitration shall be conducted in the English language at an agreed location in the country where the AUSPEX Corporation that sold the Product is located. Alternatively, the parties may provide for litigation in a court of competent jurisdiction as specified in the preceding paragraph.

22. AUSPEX COMMERCIAL POLICY. RESELLER shall notify AUSPEX immediately of any extortive solicitation, demand, or other request for anything of value, by or on behalf of any government official or employee of any government and directed to RESELLER related to the Product.

                                  ATTACHMENT I

THIS AGREEMENT IS BETWEEN RESELLER AND AUSPEX

TERRITORY SHALL BE: THE OIL AND GAS MARKET IN MEXICO

DURATION SHALL BE: This Agreement shall apply only to the specific Purchase Orders resulting from quotations provided by AUSPEX to RESELLER based on the then current applicable Price List for the Territory within a twelve month period from the effective date hereto, following which the Agreement may be extended by mutual Agreement. Either party may terminate the agreement for any reason at any time with thirty- (30) day's prior written notice to the other party.

PURCHASE ORDERS SHALL BE IN ACCORDANCE WITH APPLICABLE EXHIBIT A (QUOTATION PROVIDED BY AUSPEX)

Ship To Address: Please show on Purchase Order
Shipping Method: Please state on Purchase Order

APPLICABLE PRICE LIST(S) (THEN CURRENT VERSION) PLEASE CHECK OR UNDERLINE APPLICABLE PRICE LIST FOR THIS AGREEMENT.

[ ] US & North America - For Systems installed in North America: Currency is U.S. dollars

[ ]  International Price List - For Systems installed outside of North America:
     Currencies include U.S. Euro, pounds sterling, and yen

[ ] DISCOUNTS FROM THEN CURRENT APPLICABLE LIST PRICES: Discounts are applied to List Prices. Trade-in credits are applied after discount.

Category discounts apply to all systems, peripherals, and software included in a new system order.

Future or unreleased Products may, at AUSPEX's option, be subject to different discounts.

-------------------------------------------------------------------------------
**** RESELLER                  CAT A        CAT B        CAT C        CAT R
                              SYSTEMS       LOOSE       SOFTWARE   THIRD PARTY
***                                        OPTIONS &                PRODUCT(S)
                                          PERIPHERALS              "RESOLD" BY
                                                                      AUSPEX
-------------------------------------------------------------------------------
For NS2000 Series Only(1)      35%         15%           15%           *
For NS3000 Series Only(1)      35%         15%           15%
                                0           0             0
-------------------------------------------------------------------------------

* For Category "R" Products, offered for sale by AUSPEX through RESELLERs' discount may vary based on the specific Product. Some Third Party Products may not be offered through AUSPEX channels.

-----------------------------------------------------------------------------
**** AUSPEX BASIC WARRANTY FOR PRODUCTS:
                   Hardware               Telephone Software Support (Note 2)

NS2000              365 days (Note 1)      90 days
NS3000              365 days (Note 1)      365 days

Note 1) with next day
support
Note 2) 7X24X365
-----------------------------------------------------------------------------

ATTACHMENT I CONTINUED:

SUPPORT-REFERENCE SELLING TERMS: RESELLER will reference sell AUSPEX support/service contracts (including warranty upgrades). Support/service descriptions and terms shall be based on AUSPEX's then current standard offerings. Pricing for support/services provided by AUSPEX, will be in accordance with AUSPEX's then current standard price list and offerings for North America or International as appropriate. Support will be provided to End-User by AUSPEX Systems, Inc., or designee, and shall be Non-Discountable to End-User.

     For each support contract or warranty upgrade sold by RESELLER at the time of the Product(s) or upgrade purchase, RESELLER shall receive a 5% referral fee.

* If the End User does not procure the Support or Services as part of the --- initial Purchase Order for the system or subsequent upgrade, the referral fee cited above shall not apply, and AUSPEX shall proceed to sell its Support and Services directly to End User with no obligations to RESELLER.

* RESELLER shall provide a report at the end of each calendar month by fax or --- email to the named AUSPEX representative so a crosscheck of support contracts can occur.

PRODUCT(S)-REFERENCE SELLING TERMS:
In the event an End-User prefers to procure the Product(s) directly from AUSPEX for any reason, RESELLER will provide the referral to the relevant AUSPEX representative, and RESELLER will be reimbursed for this lead by receiving a finder's fee equal to five percent (5%) of the net product sales price, excluding freight, within sixty (60) days of AUSPEX's receipt of payment from the End-User. To qualify for the finder's fee, RESELLER will be required to complete a Referral form, which is attached hereto as Exhibit D. In these instances, the above cited Support Reference Selling Terms may also apply if the support contract is purchased by the End-User concurrent with the Product purchase.

                                   EXHIBIT B

THIS LICENSE, TOGETHER WITH ITS APPLICABLE WARRANTIES, SHALL BE PASSED THROUGH
    FROM AUSPEX TO RESELLER'S END-USER WITHOUT NECESSITY FOR RELICENSING OR
                   SUBLICENSING BY RESELLER TO THE END-USER.

                              AUSPEX SYSTEMS, INC.
                         RIGHT-TO-USE SOFTWARE LICENSE


INTRODUCTION: This "Right-To-Use" Software License is granted by AUSPEX Systems, Inc., in Santa Clara, CA, U.S.A. and applies to the software programs, firmware or microcode (e.g. licensed internal code) and documentation ("herein the Software") provided with the equipment (e.g. the Product(s) that are manufactured by AUSPEX Systems, Inc. and/or sold by AUSPEX Systems, Inc., or its Subsidiary Corporation(s), ("AUSPEX").

The term "Software" shall mean the i) object code version of the operating system software programs, or stand-alone (e.g. optional product) software products set forth in the AUSPEX Product Price List for which the appropriate license fee is paid, and ii) the licensed internal code that executes below the user interface of the equipment, that is an integral part of the purchased Product and required by such equipment to perform its data storage and retrieval or other operating functions, iii) The system user manual(s), supplied with the Product(s), in either electronic or media form as it exists at the date of delivery.

Whether you or a designated distributor, reseller, or lessor was responsible for the purchase, AUSPEX requires that as an end-user of the equipment you ("Licensee") will abide by the terms that AUSPEX and its third party licensors and suppliers, delineated in the Trademarks section herein, require for use of their proprietary patented or copyrighted technology. This agreement is between AUSPEX and Licensee.

USE OF THE SOFTWARE INDICATES THAT LICENSEE HAS READ THIS RIGHT-TO-USE SOFTWARE LICENSE, LICENSEE UNDERSTANDS IT AND AGREES TO BE BOUND BY ITS TERMS AND RESTRICTIONS.

IF LICENSEE IS UNWILLING TO AGREE TO THE TERMS STATED HEREIN. LICENSEE SHALL RETURN THE SOFTWARE, UNUSED, WITHIN FIFTEEN (15) DAYS OF PURCHASE, AND LICENSEE WILL RECEIVE A REFUND OF ANY MONIES PAID FOR THE SOFTWARE.

OWNERSHIP: AUSPEX and/or its licensors, or suppliers retain title, ownership, and the intellectual property rights in and to the Software. The Software is protected by United States copyright, patent, and trade secret laws, and international treaty provisions.

This License grants no title or ownership rights for the Software to Licensee or any other person or organization.

Moreover, unless routinely provided by AUSPEX to its customers or Licensee's at no charge, or provided as part of any active support agreement, no license to any improvements, modifications, enhancements, or updates to the Software that are a separate Software Product of AUSPEX or its suppliers or licensors are granted herein. Those separate Software Products or Updates, if available, may be licensed at AUSPEX's then current standard pricing, terms and conditions.

1. LICENSE TO USE: As part of the customer's purchase of equipment, Licensee is granted a perpetual, non-exclusive and non-transferable license ("License") to (i) use the object code version of the operating system software programs or stand-alone (e.g. optional product) software programs on the single base system or expansion system node(s) with which the Software was provided and for which the appropriate license fee is paid. AUSPEX shall provide necessary password(s) or the registration number corresponding to the number and type of licenses listed on the purchase order or AUSPEX's sales order or invoice. The License shall apply to any corrections, bug fixes, enhancements, updates or other modifications, including custom modifications, enhancements, and extensions provided by AUSPEX to Licensee. To the extent custom modifications or derivative works by Licensee are specifically authorized by AUSPEX or its suppliers this license shall also apply, (ii) to use the firmware or licensed internal code that shall be used for the sole purpose of enabling the specific unit of equipment for which the firmware was provided to perform its data storage and retrieval or other operating functions. Maintenance code and proprietary service tools and manuals for firmware, even if shipped with the Equipment, are not, unless separately licensed, included in this end-user license to use, (iii) use documentation such as on-line system operating instructions and/or user manuals for the same equipment or optional software products.

2. RESTRICTIONS: Software is copyrighted and AUSPEX and/or its suppliers or licensors retain title to all copies. Licensee shall not make copies of Software, other than a single copy of Software programs for archival purposes and, if applicable, Licensee may, for Licensee's internal use only, make one backup copy that is retained with the equipment for which it was purchased. Licensee may print additional copies of on-line documentation, provided that all proprietary rights notices that appear on or in the original licensed version of the Software shall be reproduced and remain intact on any copies made.

No right to any source code is granted. Licensee shall not modify, decompile, disassemble, decrypt, extract, or otherwise reverse engineer or otherwise manipulate the Software programs so as to derive source code without specific written authorization from an officer of AUSPEX, except as such decompilation may be expressly permitted under local law when it is indispensable solely for the purpose of achieving interoperability.

Licensee may not transfer, rent, or distribute the Software. However, Licensee may physically transfer the equipment including this Software and this License to another party if (i) Licensee has the express concurrence of AUSPEX (which concurrence shall not be unreasonably withheld), and (ii) all related hardware products are transferred along with the Software, and (ii) the other party accepts the terms and restrictions of this License, and (iii) all copies of Software that are not transferred to the other party are destroyed or returned to AUSPEX, and (iv) Licensee complies with all applicable laws including any import/export control regulations. Any transfer in violation of this section shall be void.

3. CONFIDENTIALITY: Software is confidential and proprietary information of AUSPEX and/or its licensors and suppliers. Licensee agrees to take adequate steps to protect Software from unauthorized disclosure or use. Adequate steps include reasonable care to protect the Software, and may include obtaining non-disclosure agreements from any parties that may have access to the Software during its proper use.

4. WARRANTY. AUSPEX warrants that each Software program shall substantially conform to its users' documentation as it exists at the date of delivery, for the applicable warranty period which for NS3000 Product Series is one year and for NS2000 and legacy Product(s) is a period of ninety (90) days from the date of delivery. AUSPEX's sole obligation under this warranty shall be limited to using its reasonable efforts to correct defects for which Licensee provides notice to AUSPEX within the warranty period, and supply Licensee with a corrected version of Software as soon as practicable. AUSPEX does not warrant that (i) operation of Software shall be uninterrupted or error free or (ii) functions contained in Software shall operate in the combinations which may be selected for use by Licensee or meet Licensee's requirements. AUSPEX's warranty obligations shall be void if Software is modified without the written consent of AUSPEX.

5. DISCLAIMER OF WARRANTY: EXCEPT FOR THE ABOVE STATED WARRANTY, THERE ARE NO OTHER WARRANTIES OF ANY KIND, AND THE SOFTWARE PROGRAMS AND DOCUMENTATION ARE PROVIDED TO LICENSEE "AS IS", THERE ARE NO IMPLIED WARRANTIES OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY OR NON-INFRINGEMENT.

6. LIMITATION OF LIABILITY: IN NO EVENT WILL AUSPEX AND/OR ITS LICENSORS OR SUPPLIERS BE LIABLE FOR ANY LOST REVENUES OR PROFITS OR DATA OR OTHER SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE SOFTWARE EVEN IF AUSPEX AND/OR ITS LICENSORS OR SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall AUSPEX's liability to Licensee, whether in contract, tort (including negligence) or otherwise, exceed the license fee charged by AUSPEX for the Software.

7. LIFE ENDANGERMENT APPLICATIONS: Licensee understands that the Software is not designed or manufactured to be fault tolerant. Therefore, the Software will not be used as on line control equipment in high risk activities or environments that require fail-safe performance or where the failure, malfunction, or lapse in the Software's reliability carries a risk, however insignificant, of death, bodily injury or severe physical or environmental damage.

8. TERMINATION: This License shall remain in force until terminated. Licensee may terminate this License at any time by destroying all copies of Software. This License shall also terminate immediately, and without notice from AUSPEX, if Licensee fails to comply with any material provision of this License. Upon notice of such termination, all copies of Software must be destroyed. The waiver by either party of a breach of any term of this Agreement shall not constitute a waiver of any subsequent breach of this Agreement.

If the Software is being provided for demonstration or evaluation purposes only, then Licensee's License to use the Software shall automatically terminate forty-five (45) days after receipt or such longer period as may be authorized by AUSPEX.

9. GOVERNMENT RIGHTS: If Licensee is acquiring the programs on behalf of the Department of Defense, civilian agencies, or other departments of the U.S. Government, Licensee agrees that the Software is "commercial computer software and documentation" as specified in 48 C.F.R. 12.212. of the Federal Acquisition Regulations (FAR) and its successors; and/or as specified in 48 C.F.R. 227-7202-1 of the Department of Defense FAR Supplement (DFARS) and its successors. The use, duplication, or disclosure of the Software is, therefore, subject to the rights and restrictions herein. In addition, under the copyright laws of the United States, all rights of unpublished software are reserved. The Contractor for the programs is AUSPEX Systems, Inc., 2800 Scott Boulevard, Santa Clara, CA 95050-2516.

10. EXPORT REGULATIONS: Software, including technical data, is subject to U.S. export control laws, including the U.S. Export Administration Act and its associated regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that Licensee has the responsibility to obtain ay required licenses to export, re-export or import Software.

11. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, excluding its choice of law provisions. Any unresolved dispute, controversy, or claim arising directly under the express terms may be, with thirty (30) days notice to the other party, referred either to any impartial mediator, or for arbitration to either the American Arbitration Board or the United Nations (UN) Convention on contracts for the International Sale of Goods (CISG). The award of the arbitrator shall be binding and may be entered as a judgment in any court of competent jurisdiction.

12. GENERAL: This Agreement is the entire agreement between Licensee and AUSPEX relating to Software and: (i) supersedes all prior or contemporaneous oral or written communications, proposals and representations with respect to its subject matter; and (ii) prevails over any conflicting or additional terms of any quote, order, acknowledgment or similar communication between the parties. No modification to this License will be binding unless in writing and signed by a duly authorized representative of each party.

The waiver by either party of a breach of any term of this Agreement shall not constitute a waiver of any subsequent breach of this Agreement.

If any of the provisions, or portions thereof, of this Agreement are invalid under any applicable statute or rule of law, they are to that extent to be deemed, omitted.

Auspex Right-To-Use License Continued:

COPYRIGHTS AND TRADEMARKS (NetOS)

Copyright(C) 1989-2001, AUSPEX Systems, Inc. All rights reserved. Derived from UNIX(R) BSD licensed from the University of California, UNIX System V Release
3.2 licensed from The Santa Cruz Operation, Inc. and Solaris 2.6 licensed from Sun Microsystems, FastFLO File System(TM) is derived from HTFS, StackFS, and StackOS licensed from EMC Corporation. Unauthorized duplication is strictly forbidden.

AUSPEX Optional Products Premier Software Series for NeTservices(TM) incorporates AT&T's Advanced Server for UNIX Systems and NETBIOS/ix(R), Netbios/ix is a registered U.S. trademark of Micro Computer Systems, Inc.

AUSPEX and the AUSPEX logo design, DataGuard, DriveGuard, FMK, FMP, Functional Multi-Processing, Functional Multi-Processing Kernel, Functional Multi-Processor, Functional Multiprocessor, and ServerGuard are registered trademarks of AUSPEX Systems. AUSPEX 4Front, AUSPEX Control Point, All the Data, All the Time., ClusterGuard, Continuous Data Access, DataXcelerator Engines, DataXpress, DataXpress Kernel, EtherBand, FastFLO File System, NetOS, NetServer, NeTservices, NetGuard, Thrive Carefully, TurboCopy, the Web-Attached Storage logos and XceleRAID are trademarks or registered trademarks of AUSPEX Systems, Inc.

Acrobat is a trademark of Adobe Systems, Inc. Adaptec is a trademark or registered trademark of Adaptec, Inc. AT&T is a registered trademark of AT&T Corporation. Blue Sky is a registered trademark of Blue Sky Software Corporation, HTFS, StackFS, and StackOS are trademarks of EMC Corporation. DLTtape is a trademark of Quantum Corporation. Microsoft, MS, MS DOS, Windows, Windows NT, and Backoffice are either registered trademarks or trademarks of Microsoft Corporation. Sun, Sun Microsystems, the Sun Logo, and Solaris, ONC, ONC/NFS, and NFS are trademarks or registered trademarks of Microsoft Corporation. Microsoft, MS, MS DOS, Windows, Windows NT, and Backoffice are either registered trademarks or trademarks of Sun Microsystems, Inc. in the United States and other countries. All SPARC trademarks are used under license and are trademarks or registered trademarks of SPARC International, Inc. in the United States and other countries. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc. UNIX is a registered trademark in the United States and other countries of The Open Group.

*Other brands and names are the property of their respective owners.

                                   EXHIBIT C

                 WIRE TRANSFER AND LETTER OF CREDIT INFORMATION

Per Paragraph 3 "Auspex Reserved Rights", if requested, RESELLER will make payment via Wire Transfer at the bank cited below within or sixty days after shipment of the Products from AUSPEX's manufacturing plant. Payment shall be in U.S. dollars to Auspex Systems, Inc.

Payment by Wire Transfer

     Full payment of RESELLER's Purchase Price for the Products shall be made by wire transfer in accordance with AUSPEX's written wire transfer instructions listed below (and which may be modified by AUSPEX in writing from time to time).

     For agreement with Auspex Systems, Inc., Payment shall be in U.S. dollars to the following:

     AUSPEX Systems, Inc., wire transfer information as of the date of this agreement is:

     Company Name:       Auspex

     Bank Name:          Wells Fargo Bank

     Address:            121 Park Center Plaza, 3rd Floor

                         San Jose, CA 95113

     Bank Account #:     4375-685872

     Routing #:          121000248

     Bank Swift Code # WFBIUS6S

     Contact:            AUSPEX Credit Manager

                         At 1 (408) 566-2250

OR IF WIRE TRANSFER IS TO AN AUSPEX SUBSIDIARY CORPORATION, INSERT CURRENCY AND PAYMENT ADDRESS HERE BELOW:



Letter of Credit requirements

Or, if, per Section 3, "Auspex Reserved Rights", AUSPEX requests that a Letter of Credit is to be established by RESELLER at the above cited bank for payments from RESELLER to AUSPEX, the terms and criteria of the Letter of Credit are subject to concurrence of AUSPEX's finance director and shall typically include the following: Payment on sight. Letter of Credit must be irrevocable. Letter of Credit to be negotiated upon presence of airway bill or bill of lading. Products shall be Free on Board (FOB Santa Clara, CA, USA) or Auspex point of shipment.

--------------------------------------------------------------------------------
                                   EXHIBIT D
--------------------------------------------------------------------------------


                              AUSPEX REFERRAL FORM

AUSPEX                     ACCOUNT REGISTRATION FORM


Submitted by: ______________________  _______/___/


RESELLER                 DATE

Contact/Title:           _________________________________________

Company/Buying Group:    _________________________________________

Address:                 _________________________________________

City/State/Zip/Phone:    _________________________________________

Effective Period*:       FROM ____/____/____      TO: ____/____/____

SUBMITTED BY:                             WITH APPROVAL BY AUSPEX MANAGING
RESELLER                                  DIRECTOR FOR TERRITORY:


By: _____________________________/__/     ______________________________________
     AUTHORIZED SIGNATURE                 BY: AUTHORIZED SIGNATURE

APPROVED BY:
AUSPEX SYSTEMS, INC.


By: _____________________________/__/     By: _____________________________/__/
     DIRECTOR, SALES ADMINISTRATION           AUSPEX CHANNEL DIRECTOR

ATTN: RESELLER: WHEN COMPLETE, FAX OR MAIL TO:

                         Director of Sales Administration
                         AUSPEX Systems, Inc.
                         2800 Scott Boulevard
                         Santa Clara, CA 95050-2516
                         Fax #: (405) 566-2010

--------------------
* Unless otherwise specified above, the Effective Period of the registration above, as part of this Agreement shall commence on the date of approval by both parties and shall continue to be in effect for one hundred eighty (180) days from the date this form is signed by AUSPEX's designee. If RESELLER's customer has not ordered Product from AUSPEX within the Effective Period, then AUSPEX, at its sole discretion, may extend the Effective Period of this registration in writing to RESELLER for a period to be determined by AUSPEX during the term of this Agreement.